Exhibit 4.04(i)

                SEVENTH AMENDMENT TO SECOND AMENDED AND RESTATED
                    REVOLVING CREDIT AND TERM LOAN AGREEMENT

      This SEVENTH AMENDMENT (this "Amendment"), dated as of June 27, 1997, by and among MORTON'S RESTAURANT GROUP, INC., a Delaware corporation (formerly known as Quantum Restaurant Group, Inc.) having its principal place of business at Suite 210, 3333 New Hyde Park Road, New Hyde Park, New York 11042 (referred to below and in the Credit Agreement, as defined below, as "Quantum"), PEASANT HOLDING CORP., a Delaware corporation having its principal place of business at Suite 210, 3333 New Hyde Park Road, New Hyde Park, New York 11042 ("Peasant Holding"), MORTON'S OF CHICAGO, INC., an Illinois corporation with its principal place of business at 350 West Hubbard Street, Chicago, Illinois 60610 ("Morton's") (Quantum, Peasant Holding and Morton's are referred to herein collectively as the "Borrowers", and each, individually, as a "Borrower"), BANKBOSTON, N.A. (formerly known as The First National Bank of Boston), as Agent (the "Agent") for the Lenders (as defined in the Credit Agreement referred to below), BANKBOSTON, N.A. (formerly known as The First National Bank of Boston and referred to below and in the Credit Agreement, as defined below, as "FNBB") in its individual capacity as a Lender, IMPERIAL BANK, as a Lender, and HELLER FINANCIAL, INC., as a Lender, amends the Second Amended and Restated Revolving Credit and Term Loan Agreement dated as of June 19, 1995, as amended by the First Amendment dated as of February 14, 1996, the Second Amendment dated as of March 5, 1996, a letter agreement dated as of May 2, 1996, the Third Amendment dated as of June 28, 1996 (the "Third Amendment"), the Fourth Amendment dated as of December 26, 1996, the Fifth Amendment dated as of December 31, 1996, the Sixth Amendment dated as of February 6, 1997, and as the same may be further amended, modified, or supplemented from time to time (the "Credit Agreement"), by and among the Borrowers, the Agent, and the Lenders. Capitalized terms used but not defined herein shall have the meanings set forth in the Credit Agreement.

      WHEREAS, the Borrowers have requested the Lenders agree to increase the Revolving Credit Commitment Amount, to extend the maturity of the credit facilities provided for in the Credit Agreement, and to amend certain other provisions of the Credit Agreement; and

      WHEREAS, the Agent and the Lenders, subject to the terms and provisions hereof, have agreed to so amend the Credit Agreement;

      NOW THEREFORE, the parties hereto hereby agree as follows:

      ss.1. Amendments to Credit Agreement. Subject to the satisfaction of the conditions precedent set forth in ss.3 hereof, the Credit Agreement is hereby amended as follows:

      ss.1.1. Changes in Certain Definitions.

      (a) The definition of Available Net Cash Proceeds in Section 1 of the Credit Agreement (as added by the Third Amendment to the Credit Agreement and as previously amended) is hereby amended to read as follows:

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                                      -2-


            "Available Net Cash Proceeds. As to any particular transaction consisting of a Permitted Disposition, 75% of the Net Cash Proceeds thereof."

      (b) The table contained in the definition of Commitment Percentages in
Section 1 of the Credit Agreement is hereby amended to read as follows:

                  "Lender                              Percentage"
                   ------                              ----------

                  "FNBB                                64.28571%"
              "Imperial Bank                           35.71428%"

      (c) The definition of Final Maturity Date in Section 1 of the Credit Agreement is hereby amended to read as follows:

            "Final Maturity Date. December 31, 2002."

      (d) The definition of Revolving Credit Commitment in Section 1 of the Credit Agreement is hereby amended by replacing the phrase "of FNBB is Fifteen Million Dollars ($15,000,000)" with the phrase "is Seventeen Million Five Hundred Thousand Dollars ($17,500,000)".

      (e) The definition of Revolving Credit Commitment Amount in Section 1 of the Credit Agreement is hereby amended by replacing the phrase "Fifteen Million Dollars ($15,000,000)" with the phrase "Seventeen Million Five Hundred Thousand Dollars ($17,500,000)".

      (f) The table contained in the definition of Term Loan Percentage in
Section 1 of the Credit Agreement (as added by the Fifth Amendment to the Credit Agreement) is hereby amended to read as follows:

                  "Lender                              Percentage"
                   ------                              ----------

                   "FNBB                               41.66667%"
          "Heller Financial, Inc.                      33.33333%"
              "Imperial Bank                           25.00000%"

      ss.1.2. Mandatory Commitment Reductions. Section 2.l(b)(iii) of the Credit Agreement (as added by the Third Amendment to the Credit Agreement) is hereby amended to read as follows:

            "(iii) Mandatory Reductions. The Revolving Credit Commitment Amount shall be automatically and immediately reduced from time to time by the Revolving Credit Share of the Available Net Cash Proceeds (if any) received by the Companies in respect of each Permitted Disposition, in each case allocated pro rata among the Lenders in accordance with their respective Commitment Percentages (the "Mandatory Reductions"). No such reduction of the Revolving Credit Commitment Amount shall be subject to reinstatement."

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                                      -3-


      ss.1.3. Interest on Revolving Credit Loans. The table contained in Section 2.4(b) of the Credit Agreement is hereby amended to read as follows:

               ------------------------------------------------
                                                    Applicable
                                   Applicable       Eurodollar
                                Base Rate Margin    Rate Margin
               Leverage Ratio      (per annum)      (per annum)
               ------------------------------------------------
               >1.25:1.0             0.75%             2.75%
               ------------------------------------------------
               <= 1.25:1.0 and       0.25%             2.25%
               >1.00:1.0
               ------------------------------------------------
               <= 1.00:1.0 and         0%              2.00%
               >0.75:1.0
               ------------------------------------------------
               <= 0.75:1.0 and         0%              1.75%
               >0.50:1.0
               ------------------------------------------------
               <= 0.50:1.0 and         0%             1.375%
               >0.35:1.0
               ------------------------------------------------
               <= 0.35:1.0             0%             0.875%
               ------------------------------------------------

      ss.1.4. Term Loan Principal Payments.

      (a) Section 2.6(c) of the Credit Agreement is hereby amended to read as follows:

            "(c) Repayments of Principal of Term Loan.

            (i) Scheduled Payments. The Borrowers jointly and severally promise to pay to the Agent for the ratable accounts of the Lenders the principal of the Term Loan in quarterly installments of $1,000,000 per installment, each due and payable on the last day of each calendar quarter of each calendar year, commencing June 30, 1999, and with a final payment due and payable on the Final Maturity Date in an amount equal to the then unpaid principal balance of the Term Loan.

            (ii) Mandatory Prepayments. The Borrowers jointly and severally shall be obligated to make prepayments in respect of the principal of the Term Loan immediately at the time of each Permitted Disposition in an amount equal to the Term Loan Share of the Available Net Cash Proceeds (if any) received by the Companies in respect of such Permitted Disposition, in each case payable to the Agent for application in respect of the Term Loan to the ratable accounts of the Lenders (the "Mandatory Prepayments"). Prior to the earlier to occur of (A) the aggregate cumulative amount of principal repaid or prepaid in respect of the Term Loan being equal to at least $1,500,000, or (B) September 30, 1999, the Mandatory Prepayments shall be applied against the scheduled unpaid installments of principal due in respect of the Term Loan in the direct order of their maturity; otherwise, any and all Mandatory Prepayments made hereunder shall be applied against the scheduled unpaid installments of principal due in respect of the Term Loan in the inverse order of their maturity. No such Mandatory Prepayments with respect to the Term Loan may be reborrowed."

      (b) Section 2.6(d) of the Credit Agreement is hereby amended by deleting the third and fourth sentence thereof and inserting in their places the following:

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                                      -4-


      "Prior to the earlier to occur of (A) the aggregate amount of principal repaid or prepaid in respect of the Term Loan being equal to at least $1,500,000, or (B) September 30, 1999, prepayments hereunder shall be applied against the scheduled unpaid installments of principal due in respect of the Term Loan in the direct order of their maturity; otherwise, any and all prepayments made hereunder shall be applied against the scheduled unpaid installments of principal due in respect of the Term Loan in the inverse order of their maturity. No such amount repaid or prepaid with respect to the Term Loan may be reborrowed."

      ss.1.5. Commitment Fee. Section 4.5 of the Credit Agreement is hereby amended by replacing the number "$5,000,000" with the number "$7,500,000".

      ss.1.6. Letter of Credit Fee. Section 4A.6 of the Credit Agreement is hereby amended to read as follows:

      "ss.4.A.6. Letter of Credit Fees. The Borrowers shall pay to the Agent and the Lenders in respect of each Letter of Credit the following fees (the "Letter of Credit Fees"): (a) a fee (in each case, a "Basic Letter of Credit Fee") payable to the Agent quarterly in arrears, on the last day of each calendar quarter, determined in respect of each Letter of Credit (but without duplication for any applicable period for which the Basic Letter of Credit Fee is paid or payable), equal to the sum of (i) the Applicable Rate (as defined below), minus one-eighth of one percent (.125%) per annum, of the Maximum Drawing Amount from time to time outstanding of such Letter of Credit, payable for the ratable accounts of the Lenders in accordance with their respective Commitment Percentages plus (ii) one-eighth of one percent (.125%) per annum of the Maximum Drawing Amount from time to time outstanding of such Letter of Credit, payable for the sole account of the Agent as a fronting fee, and (b) on the date of issuance, and at the time of each extension, renewal, amendment, and transfer of each Letter of Credit and at such other time or times as such processing charges are customarily made by the Agent, the Agent's customary issuance, extension, renewal, amendment, transfer or similar processing fee as then are generally charged by the Agent in connection with similar letter of credit facilities to similar customers, payable to the Agent for its own account. If the Agent shall ever be obligated to refund to the Borrowers any amount of the Basic Letter of Credit Fees previously received from the Borrowers and distributed to any other Lender hereunder, such other Lender shall immediately upon demand repay such amounts to the Agent. For the purposes of this ss.4A.6, "Applicable Rate" shall mean the percentage rate per annum from time to time in effect that the Borrowers would pay with respect to Eurodollar Rate Loans as the applicable margin over the Eurodollar Rate as set forth in ss.2.4 of this Agreement. The foregoing Basic Letter of Credit Fee, being payable in arrears, shall not be payable with respect to periods for which the Basic Letter of Credit Fee has already been paid in advance pursuant to the provisions of this Agreement as in effect prior to the effectiveness of the Seventh Amendment hereto dated as of June 27, 1997."

      ss.1.7. Capitalized Leases. Section 10.1(f) of the Credit Agreement is hereby amended by deleting the figure "$10,000,000" and inserting in its place the figure "$19,000,000".

      ss.1.8. Guaranties. For the avoidance of doubt, the parties confirm that (notwithstanding anything to the contrary contained or implied in Section 3 of the Credit Agreement) all of the Obligations are guaranteed under, and entitled to the benefits of, each of the Guaranties, without regard to whether such Obligations arise with respect to any direct or indirect parent entity of the applicable Guarantors or otherwise.

      ss.2. Representations and Warranties. The Borrowers hereby represent and warrant to the Agent and the Lenders as follows:

      (a) Representations and Warranties in Credit Agreement. Except as specified in writing by the Borrowers to the Agent with respect to the subject matter of this Amendment prior to the execution and delivery hereof by the Agent and the Lenders, the representations and warranties of the Borrowers contained in the Credit Agreement were true and correct in all material respects when made and continue to be true and correct in all material respects on the date hereof except, in each case to the extent of changes resulting from transactions contemplated or permitted by the Loan Documents and this Amendment and changes occurring in the ordinary course of business which singly or in the aggregate are not materially adverse, and to the extent that such representations and warranties relate expressly to an earlier date.

      (b) Authority, No Conflicts, Enforceability of Obligations, Etc. Each of the Borrowers hereby confirms that the representations and warranties of the Borrowers contained in ss.ss.6.l, 6.3 and 6.4 of the Credit Agreement are true and correct on and as of the date hereof as if made on the date hereof, treating this Amendment, the Credit Agreement as amended hereby, and the other Loan Documents as amended hereby, as "Loan Documents" for the purposes of making said representations and warranties.

      ss.3. Conditions to Effectiveness. The effectiveness of this Amendment shall be subject to the delivery to the Agent and the Lenders by (or on behalf of) each of the Borrowers or the Guarantors, as the case may be, contemporaneously with the execution hereof, of each of the following, each in form and substance satisfactory to the Agent and the Lenders:

      (a) this Amendment signed by each of the Borrowers, the Guarantors, the Agent, and the Lenders;

      (b) the Amended and Restated Fee Letter of even date herewith, signed by each of the Borrowers, the Guarantors, and the Agent;

      (c) an extension fee in the amount of $60,000 to be paid to the Agent for the pro rata accounts of the Lenders in accordance with each Lender's Total Percentage (as in effect immediately prior to the effectiveness of this Amendment);

      (d) an increase fee payable to Imperial Bank on the date hereof in the amount of $20,000;

      (e) certificates of an appropriate officer of each of the Borrowers and the Guarantors, dated as of the date hereof, as to (i) the corporate actions taken by each of the Borrowers and the Guarantors authorizing the execution, delivery, and performance hereof, and
            (ii) the names, titles, incumbency, and specimen signatures of the officers of each of the Borrowers and the Guarantors authorized to sign this Amendment on behalf of each of the Borrowers and the Guarantors;

      (f) a favorable written legal opinion addressed to the Agent and the Lenders, dated as of the date hereof, from Schulte, Roth & Zabel LLP, special counsel to the Borrowers and the Guarantors, with respect to such matters as the Agent or the Lenders may reasonably request;

      (g) such evidence as the Agent may reasonably request such that the Agent shall be satisfied that the representations and warranties contained in ss.2 hereof are true and correct on and as of date hereof;

      (h) an executed Amended and Restated Revolving Credit Note in favor of each of FNBB and Imperial Bank substantially in the form of Exhibit A hereto, in the amounts of their respective Commitment Percentages of the Revolving Credit Commitment Amount, which amended and restated notes shall be hereafter deemed to constitute the Revolving Credit Notes referred to in the Credit Agreement; and

      (i) such other certificates, documents, or instruments with respect to this Amendment, the Borrowers, and the Guarantors as the Agent or the Lenders may reasonably request.

      ss.4. Certain Transitional Arrangements. Effective as of the date hereof, each Lender shall make such dispositions and arrangements with each other Lender with respect to the then outstanding Revolving Credit Loans (the "Adjustment") as shall result in the amount of Revolving Credit Loans owed to each Lender being equal to the product of such Lender's Commitment Percentage multiplied by the aggregate Revolving Credit Loans outstanding on the date hereof (the "Adjusted Amount"). The Borrowers and the Guarantors hereby agree that each Lender's Adjusted Amount shall be Revolving Credit Loans owed by the Borrowers jointly and severally to such Lender as if such Lender had initially made Revolving Credit Loans to the Borrowers in the amount of the Adjusted Amount. The Borrowers hereby also jointly and severally agree to pay all amounts referred to in ss.4.12 of the Credit Agreement arising in connection with the Adjustment (as if the Adjustment resulted in prepayments of the Revolving Credit Loans reallocated pursuant to the Adjustment). Upon the occurrence of the Adjustment, (a) the Agent shall appropriately adjust its records to reflect each Lender's Adjusted Amount and (b) each Lender shall promptly thereafter return to the Agent its Revolving Credit Note so replaced by an Amended and Restated Revolving Credit Note executed in connection with this Amendment.

      ss.5. No Other Amendments or Waivers; Execution in Counterparts. Except as otherwise expressly provided by this Amendment, all of the terms, conditions and provisions of the Credit Agreement and the other Loan Documents shall remain in full force and effect. Each of the Borrowers and the Guarantors confirms and agrees that the Obligations of the Borrowers to the Lenders under the Loan Documents, as amended and supplemented hereby, are secured by, guarantied under, and entitled to the benefits, of the Security Documents. The Borrowers, the Guarantors, the Agent and the Lenders hereby acknowledge and agree that all references to the Credit Agreement and the Obligations thereunder contained in any of the Loan Documents shall be references to the Credit Agreement and the Obligations, as amended hereby and as the same may be amended, modified, supplemented, or restated from time to time. The Security Documents and the perfected first priority security interests of the Lenders thereunder as collateral security for the Obligations shall continue in full force and effect, and the collateral security and guaranties provided for in the Security Documents shall not be impaired by this Amendment. This Amendment may be executed in any number of counterparts, but all such counterparts shall together constitute but one instrument. In making proof of this Amendment it shall not be necessary to produce or account for more than one counterpart signed by each party hereto by and against which enforcement hereof is sought.

      ss.6. Governing Law. This Amendment shall be construed according to and governed by the internal laws of the Commonwealth of Massachusetts without reference to principles of conflicts of law.

      IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized


                                       The Borrowers:

                                       MORTON'S RESTAURANT GROUP, INC.
                                       PEASANT HOLDING CORP.
                                       MORTON'S OF CHICAGO, INC.



                                       By: /s/ Thomas J. Baldwin
                                           -------------------------------------
                                       Name:  Thomas J. Baldwin
                                       Title: Executive Vice President and Chief
                                              Financial Officer

                                       BANKBOSTON, N.A. (formerly known as The
                                       First National Bank of Boston) for itself and as Agent



                                       By: /s/ Rod Guinn
                                           -------------------------------------
                                       Name:  Rod Guinn
                                       Title: Director

                                       IMPERIAL BANK



                                       By:
                                           -------------------------------------
                                       Name:
                                              ----------------------------------
                                       Title:
                                              ----------------------------------

                                       HELLER FINANCIAL, INC.


                                       By:
                                           -------------------------------------
                                       Name:
                                              ----------------------------------
                                       Title:
                                              ----------------------------------

                                       Consented and agreed to, by each of
                                       THE GUARANTORS (as defined in the Credit
                                       Agreement)



                                       By: /s/ Thomas J. Baldwin
                                           -------------------------------------
                                       Name:  Thomas J. Baldwin
                                       Title: Executive Vice President and Chief
                                              Financial Officer for each of the
                                              Guarantors

      IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized


                                       The Borrowers:

                                       MORTON'S RESTAURANT GROUP, INC.
                                       PEASANT HOLDING CORP.
                                       MORTON'S OF CHICAGO, INC.



                                       By:
                                           -------------------------------------
                                       Name:  Thomas J. Baldwin
                                       Title: Executive Vice President and Chief
                                              Financial Officer

                                       BANKBOSTON, N.A. (formerly known as The
                                       First National Bank of Boston) for itself and as Agent



                                       By:
                                           -------------------------------------
                                       Name:  Rod Guinn
                                       Title: Director

                                       IMPERIAL BANK



                                       By: /s/ Dianne H. Russell
                                           -------------------------------------
                                       Name:  Dianne H. Russell
                                       Title: Senior Vice President

                                       HELLER FINANCIAL, INC.


                                       By:
                                           -------------------------------------
                                       Name:
                                              ----------------------------------
                                       Title:
                                              ----------------------------------

                                       Consented and agreed to, by each of
                                       THE GUARANTORS (as defined in the Credit
                                       Agreement)



                                       By:
                                           -------------------------------------
                                       Name:  Thomas J. Baldwin
                                       Title: Executive Vice President and Chief
                                              Financial Officer for each of the
                                              Guarantors

      IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized


                                       The Borrowers:

                                       MORTON'S RESTAURANT GROUP, INC.
                                       PEASANT HOLDING CORP.
                                       MORTON'S OF CHICAGO, INC.



                                       By:
                                           -------------------------------------
                                       Name:  Thomas J. Baldwin
                                       Title: Executive Vice President and Chief
                                              Financial Officer

                                       BANKBOSTON, N.A. (formerly known as The
                                       First National Bank of Boston) for itself and as Agent



                                       By:
                                           -------------------------------------
                                       Name:  Rod Guinn
                                       Title: Director

                                       IMPERIAL BANK



                                       By:
                                           -------------------------------------
                                       Name:
                                              ----------------------------------
                                       Title:
                                              ----------------------------------

                                       HELLER FINANCIAL, INC.


                                       By: /s/ Bruce Westwood-Booth
                                           -------------------------------------
                                       Name:  Bruce Westwood-Booth
                                              ----------------------------------
                                       Title: Senior Vice President
                                              ----------------------------------

                                       Consented and agreed to, by each of
                                       THE GUARANTORS (as defined in the Credit
                                       Agreement)



                                       By:
                                           -------------------------------------
                                       Name:  Thomas J. Baldwin
                                       Title: Executive Vice President and Chief
                                              Financial Officer for each of the
                                              Guarantors